UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

November 4, 2005

Date of report (Date of earliest event reported)

Velocity Express Corporation

(Exact name of registrant as specified in its charter)

Delaware	0-28452	87-0355929
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Morningside Drive North,

Bldg. B, Suite 300

Westport, Connecticut 06880

(Address of principal executive offices, including zip code)

(203) 349-4160

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 4.01	CHANGES IN REGISTRANT’S CERTIFYING ACCOUNTANT.

(a) As previously reported, on November 4, 2005, Ernst & Young LLP (“E&Y”) provided notice to the Company that it would cease serving as the Company’s independent registered public accounting firm upon the earlier of completion of interim review for the Company’s interim period ended October 1, 2005 or upon the Company hiring a new independent registered public accounting firm. This amendment is being filed to report that the Company has hired a new independent registered public accounting firm and that E&Y is no longer the Company’s independent registered public accounting firm.

The reports of E&Y on the financial statements of the Company as of and for the years ended July 2, 2005 and July 3, 2004 did not contain an adverse opinion or disclaimer of opinion, and were not further qualified or modified as to uncertainty, audit scope or accounting principles.

During the years ended July 2, 2005 and July 3, 2004 and through November 8, 2005, there have been no disagreements with E&Y on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of E&Y, would have caused E&Y to make reference thereto in its reports on the Company’s financial statements for such years.

During the years ended July 2, 2005 and July 3, 2004 and through November 8, 2005, there have been no reportable events of the type described in Item 304(a)(1)(v) of Regulation S-K, except that in connection with the completion of the year-end audit for July 2, 2005 and July 3, 2004 E&Y advised the Company and Company’s audit committee that they noted certain matters considered to be material weaknesses and significant deficiencies in the design or operation of the Company’s internal controls that, in their judgment, could adversely affect the Company’s ability to record, process, summarize and report financial data consistent with the assertions of management in the consolidated financial statements. Specifically, E&Y recommended that the Company as of July 3, 2004 improve its entity level controls by hiring key finance personnel including a Chief Financial Officer and Corporate Controller; ensure the timely preparation of accounting reconciliations and analyses; perform timely cutoff and reviews of accounts payable; and fully reconcile cash applications on a timely basis for its accounts receivable balance. In connection with the preparation of the Company’s consolidated financial statements for the year ended July 2, 2005, E&Y recommended that the Company fully reconcile cash applications on a timely basis related to its accounts receivable accounts and hire additional finance staff so that the Company is able to prepare financial statements in a timely manner.

The Company requested that E&Y furnish it with a letter addressed to the U.S. Securities and Exchange Commission stating whether or not it agrees with the Company’s statements contained in the November 4, 2005 Form 8-K. A copy of such letter, dated November 7, 2005, is filed as Exhibit 16.1 to this Form 8-K/A. The Company has also requested that E&Y furnish a letter addressed to the U.S. Securities and Exchange Commission stating whether or not it agrees with the above statements. A copy of said letter is filed as Exhibit 16.2 to this Form 8-K/A.

(b) On November 8, 2005, the audit committee of the board of directors of the Company engaged UHY LLP (“UHY”) as the Company’s independent registered public accounting firm commencing with work to be performed in relation to our fiscal quarter ended October 1, 2005, and in connection with the audit of our financial statements for the fiscal year ending July 1, 2006. The Company has had no occasions in the past two years upon which it has consulted with UHY on any matters.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

(d)	Exhibits

See “Exhibit Index.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Velocity Express Corporation

Date: November 8, 2005	By:	/s/ Wesley C. Fredenburg
Wesley C. Fredenburg
General Counsel

EXHIBIT INDEX

Exhibit Number	Description
16.1	Letter on Change in Certifying Accountant, dated November 7, 2005.

16.2	Letter on Change in Certifying Accountant, dated November 9, 2005.

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